1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Acquires
Medical Facilities in Arizona, Texas and Florida

SANTA ANA, Calif. (April 19, 2011) – Grubb & Ellis Healthcare REIT II, Inc. today announced that it has acquired, in three separate transactions, Yuma Skilled Nursing Facility in Yuma, Ariz., Hardy Oak Medical Building in San Antonio, and Lakewood Ranch Medical Office Building in Bradenton, Fla.

“The acquisition of these properties was attractive to Grubb & Ellis Healthcare REIT II due to their proximity to well-managed medical centers and their financial performance,” said Danny Prosky, president and chief operating officer of the REIT. “Additionally, as a result of the Yuma acquisition, we were able to extend through 2026 the leases of five other skilled nursing facilities owned by the REIT that are operated by Kissito Healthcare, which also operates Yuma Skilled Nursing Facility.”

The Yuma facility is a single-story, 143-bed skilled nursing facility that was built in 1964 and is currently in the midst of a multi-million dollar renovation. The renovation will improve the approximately 40,000-square-foot building’s façade, lobby and flooring, as well as add services to the facility, including a newly constructed rehabilitation building. The renovation, which is expected to cost approximately $3.5 million, is being paid for by Kissito Healthcare, the operator of Yuma Skilled Nursing Facility, which has agreed to a new lease that will run through April 30, 2026 with two additional ten-year renewal options. Kissito Healthcare is the same operator of the five skilled nursing facilities of the Virginia Skilled Nursing Facility Portfolio, which Grubb & Ellis Healthcare REIT II purchased in September 2010.

Hardy Oak Medical Building is a three-story, multi-tenant medical office building consisting of approximately 42,000 square feet of space in San Antonio, Texas. Built in 2003 on the campus of the South Texas Spine and Surgical Hospital, the facility is physically connected to the medical center, a surgical facility jointly owned by National Surgical Hospitals and various independent physician groups. The 87-bed Methodist Stone Oak Hospital, a member of the Methodist Health System, is located adjacent to the Hardy Oak Medical Building. In addition, the medical building is located approximately one mile from the North Central Baptist Hospital, which is a member of the Baptist Health System. Hardy Oak Medical Office Building is currently 100 percent leased to 11 tenants, including South Texas Spinal Clinic and Neurological Associates of San Antonio.

Lakewood Ranch Medical Office Building is a Class A, three-story, multi-tenant medical office building consisting of approximately 58,000 square feet in Bradenton, Fla. Built in 2003 on the campus of Lakewood Medical Center, the building is connected to the hospital via an enclosed walkway. Currently 98 percent leased to multiple tenants, including Lakewood Medical Center, the facility provides a variety of medical services, including: pediatrics, diagnostics, imaging, plastic surgery, podiatry, cardiovascular care and family practice.

Yuma Skilled Nursing Facility was acquired from AFS Realty of Yuma, Inc., an unaffiliated third party represented by Daniel Brown of Creative Health Capital, LLC. Grubb & Ellis Healthcare REIT II financed the acquisition using $9.0 million in borrowings under its line of credit with Bank of America and cash proceeds received from its offering.

Hardy Oak Medical Building was acquired from 18626 Hardy Oak Ltd., an unaffiliated third party that was represented by Mark Krenger of Travis Commercial Real Estate Services and Clint Parker of Grubb & Ellis Company. The REIT financed the acquisition through a $5.25 million loan assumption and cash proceeds received from its offering.

Lakewood Ranch Medical Office Building was acquired from Lakewood Ranch MOB LLP, an unaffiliated third party represented by Steve Horn of Ian Black Real Estate and Greg Endsley of Madison Street Partners. The REIT financed the acquisition using $13.8 million in borrowings under its line of credit with Bank of America, N.A.

As of April 8, 2011, Grubb & Ellis Healthcare REIT II has sold approximately 21,844,902 shares of its common stock, excluding the shares issued under its distribution reinvestment plan, for approximately $217,954,000 through its initial public offering, which began at the end of the third quarter of 2009.

To date, the REIT has made 19 geographically diverse acquisitions comprised of 33 buildings valued at approximately $262 million, based on purchase price in the aggregate.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE), one of the largest and most respected commercial real estate services and investment companies in the world. Our 5,200 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment management business, the company is a leading sponsor of real estate investment programs. For more information, visit www.grubb-ellis.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the occupancies of Yuma Skilled Nursing Facility, Lakewood Ranch Medical Office Building and Hardy Oak Medical Building; whether Lakewood Ranch Medical Office Building’s location on the campus of Lakewood Medical Center is beneficial; whether Hardy Oak Medical Building’s location on the campus of the South Texas Spine and Surgical Hospital and its close proximity to both Methodist Stone Oak Hospital and North Central Baptist Hospital is beneficial, whether the renovations being made to Yuma Skilled Nursing Facility will add value to the facility; and whether each of the three acquired medical facilities can continue to maintain their prior financial performance. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of Yuma Skilled Nursing Facility, Lakewood Ranch Medical Office Building and Hardy Oak Medical Building and their tenants; uncertainties relating to the financial strength of the local economies of Yuma, Arizona, Bradenton, Florida and San Antonio, Texas; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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